Exhibit 1.1

EXECUTION VERSION

3,150,000 Shares

FABRINET

ORDINARY SHARES, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

May 28, 2014

May 28, 2014

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

Ladies and Gentlemen:

Asia Pacific Growth Fund III, L.P. (the “Selling Shareholder” or the “Seller”) proposes to sell to Morgan Stanley & Co. LLC (the “U.S. Underwriter”) and Morgan Stanley & Co. International plc (the “International Underwriter”) 3,150,000 Ordinary Shares (as defined below) (the “Shares”) of Fabrinet, an exempted company incorporated under the laws of the Cayman Islands (the “Company”).

It is understood that, subject to the conditions hereinafter stated, 3,150,000 Shares (the “U.S. Shares”) will be sold to the U.S. Underwriter and nil Shares (the “International Shares”) will be sold to the International Underwriter. The U.S. Shares and the International Shares are hereinafter collectively referred to as the “Shares.” The U.S. Underwriter and the International Underwriter are hereinafter collectively referred to as the “Underwriters”. The ordinary shares, par value $0.01 per share, of the Company are herein referred to as the “Ordinary Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form S-3 (File No. 333-178722), relating to the Ordinary Shares (the “Shelf Securities”), including the Shares, to be sold from time to time by certain shareholders of the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated June 28, 2012 included in the Registration Statement is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. “Applicable Time” means 4:05 p.m. (New York time) on May 28, 2014 or such other time as may be agreed upon by the Company and the Underwriters. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company.

(b) The Registration Statement has become effective; no stop order preventing the use or suspending the effectiveness of the Registration Statement, any free writing prospectus or the Prospectus is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(c) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the

Commission thereunder, (v) at the Applicable Time, the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

(d) As of the date hereof, the Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that the representations and warranties set forth in this paragraph do not apply to whether information in any free writing prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto, and electronic road shows, if any, each furnished to the Underwriters before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Underwriters, prepare, use or refer to, any free writing prospectus.

(e) The Company has been duly incorporated, is validly existing as an exempted company in good standing under the laws of the Cayman Islands, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not (i) individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, the earnings, business or operations or on the business prospects of the Company and its subsidiaries, taken as a whole, or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”). The memorandum and articles of association of or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect.

(f) Each subsidiary of the Company has been duly incorporated or formed, is validly existing as an entity in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect, and its business licenses are in full force and effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as otherwise disclosed in the Time of Sale Prospectus, are free and clear of all liens, encumbrances, equities or claims (each a “Lien”). None of the outstanding shares of capital stock or equity interest in any subsidiary was issued in violation of preemptive or similar rights of any security holder of such subsidiary. The certificate of incorporation, bylaws and other constitutive or organizational documents of each subsidiary comply with the requirements of applicable law in its jurisdiction of incorporation or formation and are in full force and effect.

(g) Neither the Company nor any of its subsidiaries are (i) in contravention of any provision of applicable laws and regulations and any of its business licenses, (ii) in violation of its memorandum and articles of association, certificate of incorporation, bylaws or other constitutive documents or (iii) in breach or violation of any of the terms or provisions of, or in default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the properties or assets is subject, except in the case of (i) and (iii), such contravention, breach, violation or other occurrence which would not have a Material Adverse Effect, and none of the businesses, activities, agreements or commitments of the Company nor any of its subsidiaries, current or past, is or was unauthorized or exceeds or has exceeded the business scope of its respective business licenses.

(h) The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and Prospectus.

(i) The Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(j) The Shares are not subject to any preemptive or similar rights and, when delivered against payment therefor in accordance with the terms of this Agreement, will be free of any restriction upon the voting or transfer thereof.

(k) Neither the Company nor its subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(l) Except as disclosed in the Registration Statement, Time of Sale Prospectus and Prospectus, there are (i) no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Ordinary Shares or any of the shares of the Company, and (ii) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or direct interest in any of the Company’s subsidiaries.

(m) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not (i) contravene any provision of business licenses, the memorandum and articles of association, the certificate of incorporation, bylaws or other constitutive documents of the Company or its subsidiaries, or (ii) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or its subsidiaries is a party or by which it is bound or to which any of its property or assets is subject, or (iii) contravene, conflict with, or result in a breach or violation of, or constitute a default under, applicable laws and regulations or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the case of the foregoing clauses (ii) and (iii), where such conflict, breach, violation, default or contravention would not result in a Material Adverse Effect, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency (“Government Authorization”) is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained or such as may be required by the Financial Industry Regulatory Authority (“FINRA”) or by the securities or Blue Sky laws of the various states of the United States, as applicable, in connection with the offer and sale of the Shares.

(n) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(o) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement, Time of Sale Prospectus or Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, Time of Sale Prospectus or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(p) The Time of Sale Prospectus and any preliminary prospectus filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(q) The Company is not, and after giving effect to the offering and sale of the Shares will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r) The Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in the case of each of clauses (i) through (iii) above where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a Material Adverse Effect.

(s) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would have a Material Adverse Effect.

(t) Except as disclosed in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any other person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(u) Neither the Company nor any of its subsidiaries or controlled affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity, in each case for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and, to the Company’s knowledge, affiliates, have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(v) The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(w) (i) Neither the Company nor any of its subsidiaries (collectively, the “Entity”) or any director, officer, employee, agent, or representative of the Entity, nor, to the Entity’s knowledge, any of its affiliates, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii) For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(x) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction outside of the ordinary course of business consistent with past practice, (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends, and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in the case of each of clauses (i) through (iii) above as described in each of the Registration Statement, the Time of Sale Prospectus and Prospectus, respectively.

(y) Each of the Company and its subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by each of the Company and its subsidiaries is held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(z) Except as described in the Time of Sale Prospectus, each of the Company and its subsidiaries owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, domain names and trade names currently employed by it in connection with the business now operated by it, except where such failure to own, possess, or acquire the foregoing intellectual property rights or failure to comply with the terms and conditions of such intellectual property rights would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. To the Company’s knowledge, the products, services and operations of the Company and its subsidiaries that are material to the business of the Company and its subsidiaries or are otherwise referenced in the Time of Sale Prospectus do not violate or conflict with any intellectual property or proprietary right of any third person.

(aa) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would have a Material Adverse Effect.

(bb) Each of the Company and its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, the refusal of which would reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(cc) Each of the Company and its subsidiaries possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective business, except where the failure to possess such certifications, authorizations or permits would not have a Material Adverse Effect; each of the Company and its subsidiaries is in compliance in all material respects with the terms and conditions of all such certificates, authorizations and permits; all of such certificates, authorizations and permits are valid and in full force and effect; neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; neither the Company nor any of its subsidiaries has any reason to believe that any such certificate, authorization or permit will not be renewed in the ordinary course.

(dd) There are no transactions or loans between the Company and any holder of 5% or more of the Ordinary Shares, any director, any director nominee or any executive officer, or members of such individuals’ immediate families, or any enterprise in which a substantial interest in the voting power is owned, directly or indirectly, by any of such individuals other than those described in the Time of Sale Prospectus. In particular, to the Company’s knowledge, no such person or entity (i) has any direct or indirect ownership interest in, or any employment or consulting agreement with, any firm or corporation that competes with the Company, (ii) is directly or indirectly interested in any contract with the Company, except for compensation and standard benefits for services as a director, officer or employee that is disclosed in the Time of Sale Prospectus (to the extent it is required to be disclosed), (iii) has any ownership interest in any property, real or personal, tangible or intangible, used in the Company’s business, except for the normal rights of a shareholder, or (iv) has, either directly or indirectly, a material interest in any person that purchases from or sells, licenses or furnishes to the Company any goods, property, technology or intellectual or other property rights or services (except in the case of (i) through (iv) above, with respect to any interest of less than 5% of the outstanding voting shares of any corporation whose stock is publicly traded).

(ee) Except as disclosed in the Time of Sale Prospectus, none of the Company’s subsidiaries is prohibited, directly or indirectly, from (i) paying any dividends or making any other distribution upon equity interests in such subsidiary, (ii) repaying to the Company any loan, (iii) making advances to the Company, or (iv) transferring any of its property or assets to the Company or any other subsidiaries of the Company; except as set forth in the Registration Statement, Time of Sale Prospectus and Prospectus, all dividends and other distributions declared and payable upon the equity interests in the Company’s subsidiaries may be converted into foreign currency that may be freely transferred out of Thailand, the PRC or its jurisdiction of incorporation and all such dividends and other distributions are not and will not be subject to withholding or other taxes under the laws and regulations of Thailand, the PRC or its jurisdiction of incorporation and are otherwise free and clear of any other tax, withholding or deduction in Thailand, the PRC or its jurisdiction of incorporation, in each case without the necessity of obtaining any governmental authorization in Thailand, the PRC or its jurisdiction of incorporation.

(ff) Under the current laws and regulations of the Cayman Islands, all dividends and other distributions declared and payable on the Ordinary Shares in cash may be freely transferred out of the Cayman Islands and may be freely converted into United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the Cayman Islands; and all such dividends and other distributions will not be subject to withholding, value-added or other taxes under the laws and regulations of the Cayman Islands.

(gg) The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and, based on current law, the nature of the Company’s business and projections of the Company’s future income and assets, does not expect that it will be classified as a PFIC for the year ending June 27, 2014 or the foreseeable future.

(hh) PricewaterhouseCoopers ABAS Ltd., which is an independent registered public accounting firm with respect to the Company and its subsidiaries within applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act, has certified certain financial statements of the Company and its subsidiaries.

(ii) The financial statements (and the notes thereto) of the Company included in the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the financial position as of the dates indicated and the results of operations and the cash flows for the periods specified of the Company and its consolidated subsidiaries; such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby.

(jj) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(kk) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ll) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s chief executive officer and its chief financial officer by others within each of those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established.

(mm) Each of the Company and its subsidiaries has filed with all appropriate taxing authorities all material income, franchise or other tax returns required to be filed through the date hereof and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company or any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company and its subsidiaries, would individually or in the aggregate have) a Material Adverse Effect.

(nn) Except as described in the Time of Sale Prospectus, no stamp or other issuance or transfer taxes or duties and no value added tax, goods and services tax, capital gains, withholding or other taxes are payable by or on behalf of the Underwriters in connection with (i) the execution, delivery or performance of this Agreement; or (ii) the sale or delivery of the Shares to or by the Underwriters pursuant to this Agreement.

(oo) Neither the Company nor any of its subsidiaries nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, set-off or counterclaim, from the jurisdiction of any court, from services of process, attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waiver and agreement of the Company in this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of Thailand, the PRC and the Cayman Islands.

(pp) The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Thailand, the PRC and the Cayman Islands and will be honored by courts in Thailand, the PRC and the Cayman Islands, except as may be limited by general principles of equity. The Company has the power to submit, and pursuant to Section 14 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 14 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the Registration Statement, or the offering of the Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 14 hereof.

(qq) Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty by the courts of Thailand, the PRC or the Cayman Islands, provided that (i) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of Thailand, the PRC or the Cayman Islands, (iii) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (iv) an action between the same parties in the same matter is not pending in any Thai, PRC or Cayman Islands court at the time the lawsuit is instituted in the foreign court. Except as disclosed in the Registration Statement, Time of Sale Prospectus and Prospectus, the Company is not aware of any reason why the enforcement in Thailand, the PRC or the Cayman Islands of such a New York Court judgment would be, as of the date hereof, contrary to public policy in Thailand, the PRC or the Cayman Islands.

(rr) The Shares are listed on the New York Stock Exchange.

2. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

(a) The Selling Shareholder has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(b) The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation, by-laws, limited partnership agreement or other constitutive documents of the Selling Shareholder, (iii) any agreement or other instrument binding upon the Selling Shareholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, except in the case of clause (iii) where such contravention would not impair in any material respects the consummation of the Selling Shareholder’s obligations under this Agreement. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement, except such as may be required under the Exchange Act and the securities or Blue Sky laws of the various states of the United States in connection with the offer and sale of the Shares.

(c) The Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, and to sell, transfer and deliver the Shares to be sold by the Selling Shareholder or a security entitlement in respect of the Shares.

(d) Upon payment for the Shares to be sold by the Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (i) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (iii) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery and crediting occur, (A) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (C) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(e) The Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus and the Prospectus to sell its Shares pursuant to this Agreement.

(f) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) as of the Applicable Time, the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph (g) apply only to statements or omissions in the Registration Statement, Time of Sale Prospectus, a broadly available road show or the Prospectus that relate to the Selling Shareholder and are based upon information furnished to the Company in writing by the Selling Shareholder expressly for use therein.

(g) The Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering of the Shares, except for such rights as have been waived or which are described in the Registration Statement, Time of Sale Prospectus and Prospectus (and which have been complied with).

(h) The Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(i) There are no contracts, agreements or understandings between the Selling Shareholder and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering or, to the Selling Shareholder’s knowledge, any other arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriters’ compensation as determined by FINRA.

(j) There are no affiliations or associations between any member of FINRA and the Selling Shareholder, except as disclosed in the Registration Statement, Time of Sale Prospectus and Prospectus or as set forth in a questionnaire completed by the Selling Shareholder and delivered to the Underwriters prior to the date of this Agreement; none of the proceeds received by the Selling Shareholder from the sale of the Shares pursuant to this Agreement will be paid to a member of FINRA or any affiliate of (or person “associated with,” as such terms are used in the Rules of FINRA) such member.

(k) The Selling Shareholder has not prepared or had prepared on its behalf or used or referred to, any free writing prospectus, and represents that it has not distributed any written materials in connection with the offer or sale of the Shares.

(l) Any certificate signed by the Selling Shareholder and delivered to the Underwriters or counsel for the Underwriters in connection with the Shares shall be deemed a representation and warranty by the Selling Shareholder, as to matters covered thereby, to each Underwriter.

(m) The Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

3. Agreements to Sell and Purchase.

(a) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholder hereby agrees to sell to the several Underwriters, and each Underwriter, on the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, agrees severally and not jointly, to purchase from the Selling Shareholder at $18.00 a share (the “Purchase Price”), the number of Shares to be purchased by such Underwriter as set forth in the second paragraph of this Agreement.

(b) The Company hereby agrees that, without the prior written consent of the Underwriters, it will not, during the period commencing on the date hereof and ending 75 days after the date of the Prospectus, (A) file any registration statement with the Commission relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, (B) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or (C) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares, whether any such transaction described in clause (B) or (C) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of

Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the Closing Date and disclosed in the Time of Sale Prospectus, (c) the filing of a registration statement on Form S-8, (d) the sale of Ordinary Shares to the Underwriters, or (e) the issuance by the Company of stock options, restricted stock, restricted stock units or similar equity awards pursuant to equity plans described in the Prospectus. Notwithstanding the foregoing, if (1) during the last 17 days of the 75 day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 75 day restricted period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the restricted period; the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event unless the Underwriters waive, in writing, such extension. The Company shall promptly notify the Underwriters of any earnings release, news or event that may give rise to an extension of the initial 75 day restricted period.

4. Terms of Public Offering. The Company and the Seller are advised by the Underwriters that the Underwriters propose to make a public offering of the Seller’s Shares as soon after this Agreement has become effective as in the judgment of the Underwriters, and initially to offer the Shares on the terms set forth in the Prospectus. The Company and the Seller acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

5. Payment and Delivery.

(a) Payment for the Shares to be sold by the Seller shall be made to the Seller in Federal or other funds immediately available in New York City against delivery of such Shares for the respective accounts of the several Underwriters at 9:00 a.m., New York City time, on June 3, 2014, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by the Underwriters. The time and date of such payment are hereinafter referred to as the “Closing Date.”

(b) The Shares shall be registered in such names and in such denominations as the Underwriters shall request in writing not later than one full business day prior to the Closing Date. The Shares shall be delivered to the Underwriters on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act; and (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Underwriters’ judgment, is material and adverse and that makes it, in the Underwriters’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date from the Selling Shareholder a certificate, dated the Closing Date and signed by an appropriate officer of the Selling Shareholder, to the effect that the representations and warranties of the Selling Shareholder contained in this Agreement are true and correct as of the Closing Date and that the Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(d) The Underwriters shall have received on the Closing Date from Wilson Sonsini Goodrich & Rosati, Professional Corporation, U.S. counsel for the Company, (i) an opinion, dated the Closing Date, to the effect set forth in Exhibit B-1 and (ii) a 10b-5 letter, dated the Closing Date, to the effect set forth in Exhibit B-2.

(e) The Underwriters shall have received on the Closing Date an opinion of Walkers, Cayman Islands counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit C.

(f) The Underwriters shall have received on the Closing Date an opinion of Chandler & Thong-Ek Thailand Law Offices Limited, Thai counsel for the Company, dated the Closing Date to the effect set forth in Exhibit D.

(g) The Underwriters shall have received on the Closing Date an opinion of Fulbright & Jaworski LLP, U.S. counsel for Asia Pacific Growth Fund III, L.P., dated the Closing Date to the effect set forth in Exhibit E.

(h) The Underwriters shall have received on the Closing Date an opinion of Walkers, Cayman Islands counsel for Asia Pacific Growth Fund III, L.P., dated the Closing Date to the effect set forth in Exhibit F.

(i) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date in form and substance satisfactory to the Underwriters.

(j) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers ABAS Ltd., independent public accountants, and prepared in accordance with the guidance set forth in Statement on Auditing Standards 72, “Letters for Underwriters and Certain Other Requesting Parties,” issued by the American Institute of Certified Public Accountant, with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(k) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Underwriters and the Selling Shareholder and officers and directors of the Company relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Underwriters on or before the date hereof, shall be in full force and effect on the Closing Date.

(l) Each Underwriter shall have received a Form W-9 or Form W-8, as described in Section 8, from the Selling Shareholder.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Underwriters a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriters reasonably object in a timely manner, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Underwriters a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Underwriters reasonably object in a timely manner.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon the request of the Underwriters, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters or the Company the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Shares may have been sold by the Underwriters and to any other dealers upon the request of the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request; provided that in connection therewith, the Company will not be required to file a general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, or subject itself to taxation for doing business in any jurisdiction in which it is not otherwise so subject.

(h) To make generally available to the Company’s security holders and to the Underwriters as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Neither the Company nor any of its subsidiaries, any of its respective officers, directors, managers, agents or employees will, directly or indirectly make or authorize any contribution, payment or gift of funds, or property to any official, employee or agent of any governmental agency, authority or instrumentality in Thailand, the PRC, the Cayman Islands or any other jurisdiction where either the payment or gift or the purpose of such contribution, payment or gift is, or would be, prohibited under applicable law, rule or regulation of any relevant locality, including but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations promulgated thereunder.

8. Covenants of the Selling Shareholder. The Selling Shareholder covenants with each Underwriter as follows:

(a) The Selling Shareholder shall not take, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company.

(b) In order to document an exemption to backup withholding with respect to the transactions herein contemplated, the Selling Shareholder shall deliver to the Underwriters prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel (with the fees, disbursements and expenses of the Selling Shareholder’s counsel to be paid by the Selling Shareholder) and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) all fees and expenses in connection with the maintenance of the listing of the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section and Section 11 entitled “Indemnity and Contribution,” the Underwriters will pay (i) all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make and (ii) all travel and lodging expenses of the Underwriters in connection with the road show.

10. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or any “road show” (as defined in Rule 433) not constituting an issuer free writing prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

(b) The Company agrees to indemnify and hold harmless the Selling Shareholder, each person, if any, who controls the Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Selling Shareholder within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or any “road show” (as defined in Rule 433) not constituting an issuer free writing prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter or the Selling Shareholder furnished to the Company in writing by such Underwriter or the Selling Shareholder expressly for use therein.

(c) The Selling Shareholder agrees to indemnify and hold harmless each Underwriter, the Company, each person, if any, who controls any Underwriter or the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter or the Company within the meaning of Rule 405 under the Securities Act from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any “road show” (as defined in Rule 433) not constituting an issuer free writing prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus or any amendments or supplements thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use therein, provided, however, that with respect to any amount due an indemnified person under this paragraph (c), the Selling Shareholder shall be liable only to the extent of the net proceeds received by the Selling Shareholder from the sale of the Shares.

(d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any “road show” (as defined in Rule 433) not constituting an issuer free writing prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, the Prospectus, any “road show” (as defined in Rule 433) not constituting an issuer free writing prospectus or any amendment or supplement thereto.

(e) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b), 11(c) or 11(d) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholder and all persons, if any, who control the Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Underwriters. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholder and such control persons of the Selling Shareholder, such firm shall be designated in writing by the Selling Shareholder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(f) To the extent the indemnification provided for in Section 11(a), 11(b), 11(c) or 11(d) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Seller and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate offering price of the Shares. The relative fault of the Company, the Selling Shareholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of the Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the net proceeds (before deducting expenses) received by the Selling Shareholder from the sale of the Shares under this Agreement less any other amounts paid pursuant to Section 11 by the Selling Shareholder.

(g) The Company, the Selling Shareholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(f) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(h) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Underwriters, Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, the Selling Shareholder or any person controlling the Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12. Termination. The Underwriters may terminate this Agreement by notice given to the Company and the Selling Shareholder, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or the Cayman Islands shall have occurred, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects the business or operations of the Company, (v) any moratorium on commercial banking activities shall have been declared by Federal, New York State or Thai authorities, (vi) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the opinion of the Underwriters has a material adverse effect on the securities markets in United States or (vii) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis (including, without limitation, acts of terrorism) that, in the judgment of the Underwriters, is material and adverse and which, singly or together with any other event specified in this clause (vii), makes it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, Time of Sale Prospectus or Prospectus.

13. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

14. Submission to Jurisdiction; Appointment of Agent for Service. (a) Each of the Seller and the Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus or the Registration Statement. Each of the Company and the Selling Shareholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Seller or the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Seller and the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) Each of the Company and the Selling Shareholder hereby irrevocably appoints the entity listed next to its name in Schedule II hereto as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. Each of the Company and the Selling Shareholder waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Company and the Selling Shareholder represents and warrants that such agent has agreed to act as its agent for service of process, and each of the Company and the Selling Shareholder agrees to take any and all action, including the filing of any and all documents and instruments and the paying of its own fees an expenses, that may be necessary to continue such appointment in full force and effect for a period of five (5) years from the date of this Agreement.

15. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Seller and the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Seller and the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or the Selling Shareholder, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

16. Foreign Taxes. All payments made by the Company and the Selling Shareholder under this Agreement, if any, are exclusive of value added tax, goods and service tax and/or other taxes and will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any taxing authority of any jurisdiction unless the Company or the Selling Shareholder is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company or the Selling Shareholder, severally and not jointly, will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter and each person controlling any Underwriter, as the case may be, of the amounts that would otherwise have been receivable in respect thereof, except to the extent such taxes, duties, assessments or other governmental charges are imposed or levied by reason of (i) taxes that would not have been imposed but for such Underwriter’s having been a resident of the jurisdiction imposing such taxes or being or having been present or engaged in a trade or business therein (other than with respect to the receipt of payments under this Agreement) or having had a permanent establishment therein or (ii) the failure of such Underwriter to comply with a request for information which is required by the jurisdiction imposing such taxes as a precondition to exemption from all or part of such taxes.

17. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, the Selling Shareholder and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company and the Selling Shareholder acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company, the Selling Shareholder or any other person, (ii) the Underwriters owe the Company and the Selling Shareholder only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Selling Shareholder. The Company and the Selling Shareholder waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

18. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

19. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

20. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

21. Notices. All statements, requests, notices and agreements shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Underwriters in care of (i) Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036, Attention: Equity Capital Markets Syndicate Desk, with a copy to the Legal Department and (ii) Morgan Stanley & Co. International plc, 25 Cabot Square, Canary Wharf, London E14 4QA, United Kingdom, Attention: Global Capital Markets; if to the Company, shall be delivered, mailed or sent to Fabrinet, 5/6 Moo 6, Soi Khunpra, Phaholyothin Road, Klongnueng, Klongluang, Patumthanee 12120, Thailand, with a copy to Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, Attention: Jose F. Macias; and if to the Selling Shareholder, shall be delivered, mailed or sent to Asia Pacific Management, L.P., 228 Hamilton Avenue, 3rd Floor, Palo Alto, California 94301, Attention: Ta-Lin Hsu, with a copy to Norton Rose Fulbright, 666 Fifth Avenue, New York, New York 10103, Attention: Neil Gold, Esq.

22. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Selling Shareholder and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Selling Shareholder’s and any of the Underwriters’ respective businesses and/or assets. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the indemnities of the Company and the Selling Shareholder contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 11(c) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company or the Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 22, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Very truly yours,

FABRINET

/s/ Toh-Seng Ng
Name:	Toh-Seng Ng
Title:	Executive Vice President, Chief Financial Officer

The Selling Shareholder

ASIA PACIFIC GROWTH FUND III, L.P.

By:	Asia Pacific Associates III, Ltd., its general partner

/s/ Ta-Lin Hsu
Name: Ta-Lin Hsu
Title: Director

Accepted as of the date hereof

MORGAN STANLEY & CO. LLC

/s/ Pawan Passi
Name: Pawan Passi
Title: Executive Director

MORGAN STANLEY & CO. INTERNATIONAL PLC

/s/ Daniel Wetstein
Name: Daniel Wetstein
Title: Managing Director

SCHEDULE I

Time of Sale Prospectus

1.	Preliminary Prospectus issued May 28, 2014, together with the Basic Prospectus

2.	Pricing information provided orally by the Underwriters:

Number of Shares offered: 3,150,000

I-1

SCHEDULE II

Service of Process Agent

Fabrinet	Corporation Service Company 1090 Vermont Avenue, N.E., Suite 430 Washington, D.C. 20005

Asia Pacific Growth Fund III, L.P.	Asia Pacific Management, L.P. 228 Hamilton Avenue, 3rd Floor Palo Alto, California 94301 Attention: Ta-Lin Hsu

II-1

EXHIBIT A

LOCK-UP LETTER

                                     , 2014

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

Dear Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (the “U.S. Underwriter”), and Morgan Stanley & Co. International plc (the “International Underwriter,” and, together with the U.S. Underwriter, the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Fabrinet, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), the undersigned and the selling shareholders to be named therein (the “Selling Shareholders”), providing for the public offering (the “Public Offering”) by the several Underwriters of a certain number of ordinary shares, par value $0.01 per share, of the Company (the “Ordinary Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 75 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) file any registration statement with the Securities and Exchange Commission relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, (2) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares, whether any such transaction described in clause (2) or (3) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to Ordinary Shares or other securities acquired in open market transactions after the completion of the Public

Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares or other securities acquired in such open market transactions, (b) transfers of Ordinary Shares or any security convertible into Ordinary Shares as a bona fide gift or by will or intestacy, (c) distributions of Ordinary Shares or any security convertible into Ordinary Shares to any partner, member, shareholder or subsidiary of the undersigned, (d) the Ordinary Shares to be sold pursuant to the Underwriting Agreement, (e) transfers to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or a charitable organization, (f) the exercise of any option, warrant or other right to acquire Ordinary Shares, or the conversion of any restricted stock unit or other right convertible into or exchangeable for Ordinary Shares, provided however, that any Ordinary Shares acquired on exercise or conversion shall be subject to the foregoing sentence, (g) any sales made pursuant to a plan adopted under Rule 10b5-1 of the Exchange Act prior to the date of the Prospectus, (h) the adoption of a plan to sell Ordinary Shares under Rule 10b5-1 of the Exchange Act, provided that any sales pursuant to such plan shall not be scheduled to occur until after the expiration of the Restricted Period, or (i) the disposition of Ordinary Shares to the Company to satisfy tax withholding obligations; provided that in the case of any transfer or distribution pursuant to clause (b), (c), (e) or (i) each donee, distributee or transferee shall sign and deliver to the Underwriters a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made during the restricted period. For the purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption that is not more remote than first cousin. In addition, the undersigned agrees that, without the prior written consent of the Underwriters, it will not, during the restricted period, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares unless such transfer is in compliance with the foregoing.

If:

(1) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event unless the Underwriters waive, in writing, such extension.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Underwriters and the Selling Shareholders. Notwithstanding anything herein to the contrary, if the closing of the Public Offering has not occurred prior to June 15, 2014, this Agreement shall be of no further force or effect.

Very truly yours,

(Name)

(Address)

EXHIBIT B-1

OPINION OF WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION, U.S. COUNSEL FOR THE COMPANY

B-1-1

EXHIBIT B-2

10B-5 LETTER OF WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION, U.S. COUNSEL FOR THE COMPANY

B-2-1

EXHIBIT C

OPINION OF WALKERS, CAYMAN ISLANDS COUNSEL FOR THE COMPANY

C-1

EXHIBIT D

OPINION OF CHANDLER & THONG-EK LAW OFFICES LIMITED, THAI COUNSEL

FOR THE COMPANY

D-1

EXHIBIT E

OPINION OF FULBRIGHT & JAWORSKI LLP, U.S. COUNSEL FOR ASIA PACIFIC

GROWTH FUND III, L.P.

E-1

EXHIBIT F

OPINION OF WALKERS, CAYMAN ISLANDS COUNSEL FOR ASIA PACIFIC

GROWTH FUND III, L.P.

F-1